Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-260652

Prospectus Supplement No. 4

(To Prospectus dated November 12, 2021)

Wallbox N.V.

This prospectus supplement updates, amends and supplements the prospectus dated November 12, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-260652). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with our unaudited first quarter of 2022 financial results, which are set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Wallbox N.V.’s Class A ordinary shares and warrants are quoted on the New York Stock Exchange under the symbol “WBX” and WBXWS, respectively. On May 10, 2022, the closing price of our Class A ordinary share was $11.56, and the closing price for our warrants was $2.30.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 16 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 11, 2022.

FINANCIAL HIGHLIGHTS

Financial & Operating Highlights: Q1 2022

INCOME STATEMENT		BALANCE SHEET		OPERATING METRICS
(€ IN MILLIONS)		(€ IN MILLIONS)
Revenue	€28,263			Units sold	~51,000
		Cash & Equivalents	€157,569
				Headcount	~1,000
YoYGrowth	192%	LT Debt	€23,465
				Countries	+100
Gross Margin	41.4%			2022 Est. Mfg. Capacity	+1,000,000

Reconciliations

Unaudited, in € 000s

For the Quarter Ended, March 31,
2022
Operating Loss	€(19,417)
Amortization and depreciation	3,934
Other income	(292)

EBITDA	€(15,774)
Employee Stock Option Plan	—
One-off Expenses	123

Adjusted EBITDA	€(15,652)